EXHIBIT 10.2

                    MUTUAL RELEASE AND TERMINATION AGREEMENT


This Mutual Release and Termination Agreement (the "Agreement") is made and effective as of July 18, 2003 (the "Effective Date") by and between Dtomi, Inc. ("Dtomi"), a Nevada corporation, and John Simpson ("Simpson"), an individual, (collectively, the "Parties").

                                    RECITALS


         WHEREAS, the Parties entered into an Asset Purchase Agreement (the "APA") dated as of April 7, 2003; and

         WHEREAS, Dtomi is the owner of the air spring powered lowerable suspension assembly patent, Patent No. 6,530,580 (the "Patent"); and

         WHEREAS, the Parties have determined to terminate the APA.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

         1. TERMINATION OF APA. The Parties agree that, effective immediately, the APA is terminated.

         2. ASSIGNMENT OF PATENT. Dtomi agrees to assign its right, title, and interest in and to the Patent, and all ownership interest in all patent rights associated with the Patent, pursuant to that certain Assignment of Patent Rights entered into by the Parties on July 18, 2003, to Simpson.

         3. ENTIRE AGREEMENT. This Agreement supercedes all prior discussions, representations, warranties and agreements, both written and oral, among the Parties with respect to the subject matter herein, and contains the sole and entire agreement among the Parties with respect to the subject matter herein. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement.

         4. GOVERNING LAW. This Agreement shall be interpreted under the laws of the State of Washington without reference to Washington conflicts of law provisions.

         5. VENUE. The parties to this Agreement agree that any action on this Agreement shall be brought in a court of competent jurisdiction located in King County, Washington.



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         6.  ARBITRATION.  If at any time during the term of this  Agreement any dispute, difference or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

         7. ATTORNEY FEES. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys' fees to be fixed by the arbitrator, trial court and/or appellate court.

         8. COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Executed copies of this Agreement transmitted by telecopier shall be valid and binding.

         9. TITLES AND CAPTIONS. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

         10. CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.


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         IN WITNESS  WHEREOF,  the parties  have  executed  and  delivered  this
Agreement as of the date first written above.






                                 By:  ________________________________
                                 Name:  John Simpson




                                  DTOMI, INC.



                                 By:  ________________________________
                                 Name: David M. Otto
                                 Title: Chairman of the Board of Directors